UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01
ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2020, American Bio Medica Corporation (the "Company") entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) under which Lincoln Park has agreed to purchase from the Company, from time to time, up to $10,250,000 of our shares of common stock, par value $0.01 per share, subject to certain limitations set forth in the Purchase Agreement, during the term of the Purchase Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock that we have already issued and sold and may in the future elect to issue and sell to Lincoln Park from time to time under the Purchase Agreement.

On December 9, 2020, the Company sold 500,000 shares of common stock to Lincoln Park in an initial purchase under the Purchase Agreement for a purchase price of $125,000.

The Company does not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until all of the conditions that are set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including, but not limited to, the Registration Statement being declared effective by the SEC (at which time all conditions are satisfied, the “Commencement”). From and after the Commencement, under the Purchase Agreement, on any business day selected by us on which the closing sale price of our common stock exceeds $0.05, we may direct Lincoln Park to purchase up to 200,000 common shares on the applicable purchase date (a “Regular Purchase”), which maximum number of shares may be increased to certain higher amounts up to a maximum of 250,000 common shares, if the market price of our common shares at the time of the Regular Purchase equals or exceeds $0.20 and which maximum number of shares may be further increased to certain higher amounts up to a maximum of 500,000 common shares, if the market price of our common shares at the time of the Regular Purchase equals or exceeds $0.50 (such share and dollar amounts subject to proportionate adjustments for stock splits, recapitalizations and other similar transactions as set forth in the Purchase Agreement), provided that Lincoln Park’s purchase obligation under any single Regular Purchase may not exceed $500,000. The purchase price of common shares the Company may elect to sell to Lincoln Park under the Purchase Agreement in a Regular Purchase, if any, will be based on 95% of the lower of: (i) the lowest sale price on the purchase date for such Regular Purchase and (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common shares during the 15 consecutive business days ending on the business day immediately preceding the purchase date for a Regular Purchase (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction.)

In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts of the Company’s common shares in “accelerated purchases” and in “additional accelerated purchases” under the terms set forth in the Purchase Agreement.

Lincoln Park has no right to require us to sell any common shares to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that Lincoln Park must pay for the Company’s common shares that the Company may elect to sell to Lincoln Park pursuant to the Purchase Agreement. In all instances, the Company may not sell common shares to Lincoln Park under the Purchase Agreement to the extent that the sale of shares would result in Lincoln Park beneficially owning more than 9.99% of our common shares.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than the Company’s agreement not to enter into any “variable rate” transactions (as defined in the Purchase Agreement) with any third party, subject to certain exceptions set forth in the Purchase Agreement, for the period set forth in the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any direct or indirect short selling or hedging of the Company’s common shares.

Actual sales of common shares, if any, to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common shares and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds to us from sales of common shares to Lincoln Park under the Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells shares to Lincoln Park under the Purchase Agreement. Any proceeds that the Company receives from sales of common shares to Lincoln Park under the Purchase Agreement will be used for general corporate purposes, capital expenditures and working capital.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. During any “event of default” under the Purchase Agreement, all of which are outside of Lincoln Park’s control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any Regular Purchase or any other purchase of common shares by Lincoln Park, until such event of default is cured. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

As consideration for Lincoln Park’s irrevocable commitment to purchase common shares upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued to Lincoln Park 1,250,000 common shares as commitment shares.

The common shares are being offered and sold by the Company to Lincoln Park under the Purchase Agreement in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 4.27 and 4.28, respectively, and each of which is incorporated herein in its entirety.

ITEM 3.02
UNREGISTERED SALES OF EQUITY SECURITIES

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The securities to be issued by the Company pursuant to the Purchase Agreement are not being registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

(d)
10.45 Purchase Agreement dated December 8, 2020, by and between American Bio Medica Corporation and Lincoln Park Capital Fund, LLC.

10.46 Registration Rights Agreement dated December 8, 2020, by and between American Bio Medica Corporation and Lincoln Park Capital Fund, LLC.

99.1 Company Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Date: December 10, 2020	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer